EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2002 relating to the consolidated financial statements of ParkerVision, Inc., which appear in the ParkerVision Inc. Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Jacksonville, Florida
May 22, 2002